13 Devonshire Street
FIDELITY MANAGEMENT TRUST COMPANY                  Boston, Massachusetts 02109
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                         IMMEDIATE ATTENTION REQUIRED

December 7, 1999

Re:  TJ International, Inc. Investment Plan

Dear Plan Participant:

     Our records reflect that, as a participant in the plan above (the "Plan"), a portion of your individual account is invested in the TJ International, Inc. 401(k) Common Stock Fund, the TJ International ESOP Common Stock Fund and /or the TJ International, Inc. ESOP Preferred Stock Fund (individually and collectively, the "Stock Funds"). A subsidiary of Weyerhaeuser Company has initiated an offer to purchase all outstanding shares of common and ESOP convertible preferred stock of TJ International, Inc. at a price of $42.00 per share, net to the seller, in cash (the "Offer").

     Enclosed are tender offer materials and two Direction Forms that require your immediate attention. These materials describe an offer to purchase all outstanding shares of common stock and ESOP convertible preferred stock of TJ International, Inc. at a price of $42.00 per share. As described below, you have the right to instruct Fidelity Management Trust Company ("Fidelity"), as trustee of the Plan, concerning whether to tender shares of TJ International, Inc. common stock or preferred stock attributable to your individual account under the Plan.

     You will need to complete the enclosed Direction Forms and return them to Fidelity Institutional Retirement Services Company in the enclosed return envelope so that they are RECEIVED by 12:00 Midnight, Eastern time, on December 31, 1999, unless the tender offer is extended. Please complete and return the enclosed Direction Forms even if you decide not to participate in the tender offer described below. NO FACSIMILE TRANSMITTALS OF THE TRUSTEE DIRECTION FORMS WILL BE ACCEPTED.

     The remainder of this letter summarizes the transaction, your rights under the Plan and the procedures for completing the Direction Forms. You should also review the more detailed explanation provided in the other tender offer materials including the Offer to Purchase and the related blue Letter of Transmittal from Weyerhaeuser Company and TJ International, Inc.'s Solicitation / Recommendation Statement, or Schedule 14D-9.

BACKGROUND

     Weyerhaeuser Company (the "Purchaser"), through its wholly owned subsidiary WTJ, Inc., has made a tender offer to purchase all of the outstanding shares of common and ESOP convertible preferred stock (the "Shares") of TJ International, Inc. (the "Company") at a price of $42.00 per Share. The enclosed Offer to Purchase dated November 30, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal, set forth the objectives, terms and conditions of


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the Offer and are being provided to all of the Company's shareholders. Also enclosed is the Company's Schedule 14D-9.

     The Purchaser's Offer to Purchase extends to the Shares held by the Plan. As of Friday, November 26, 1999, the Plan held approximately 1,751,911 common shares (all of which were attributed to participants' accounts under the Plan) and 1,095,919 preferred shares (of which 485,636 were attributed to participants' accounts, and 610,283 were held in the suspense account of the
Plan). Only Fidelity, as trustee of the Plan, can tender these Shares in the Offer. Nonetheless, as a participant under the Plan, you have the right to direct Fidelity whether or not to tender some or all of the Shares attributable to your individual account in the Plan. Unless otherwise required by applicable law, Fidelity will tender Shares attributable to participant accounts in accordance with participant instructions and Fidelity will not tender Shares attributable to participant accounts for which it does not receive timely instructions. If you do not complete the enclosed Direction Forms and return them to Fidelity on a timely basis, you will be deemed to have elected not to participate in the Offer and no Shares attributable to your Plan account will be tendered in the Offer. Unless otherwise required by applicable law, Fidelity will also any tender Shares held in the Plan but which are not attributable to participant accounts in the same proportion as the total number of Shares for which it has received directions to tender bears to the total number of Shares attributable to participant accounts.

     Please note that a tender of Shares attributable to your individual account under the Plan can be made only by Fidelity as the holder of record. Do not complete the blue Letter of Transmittal; it is furnished to you for your information only and cannot be used by you to tender directly Shares attributable to your individual account under the Plan. If you wish to direct Fidelity concerning the tender of your Shares in the Plan, you must complete and return the enclosed Direction Forms.

     Fidelity makes no recommendation as to whether to direct the tender of Shares or whether to refrain from directing the tender of Shares. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

CONFIDENTIALITY

     To assure the confidentiality of your decision, Fidelity and its affiliates or agents will tabulate the Direction Forms. Neither Fidelity nor its affiliates or agents will make the results of your individual direction available to the Purchaser or Company.

PROCEDURE FOR DIRECTING TRUSTEE

     Enclosed are two Direction Forms which should be completed and returned to Fidelity. Participants may have common shares and/or preferred shares credited to their account under the Plan. Please note that the reverse side of each Direction Form indicates next to your address how many Shares of each type you have in your individual account as of November 26, 1999. However, for purposes of final tabulation, Fidelity will apply your instructions to the number of

Shares credited to your account as of December 28, 1999, or as of a later date if the Offer is extended.

     If you want to tender common shares, you should complete and return the top Direction Form. If you want to tender preferred shares, you should complete and return the bottom Direction Form. If you do not properly complete the Direction Forms or do not return them by the deadline specified, unless the Offer is extended, such Shares will NOT BE TENDERED (unless otherwise required by applicable law). Please note that if you wish to give directions on ALL Shares credited to your account, you will need to complete and return BOTH Direction Forms, in the manner described below.

     To properly complete your Direction Forms, you must do the following:

     (1) On the faces of the Direction Forms, check Box 1, 2 or 3. CHECK ONLY ONE BOX ON EACH FORM:

          o CHECK BOX 1 if you want ALL of the Shares attributable to your individual account tendered for sale in accordance with the terms of the Offer.

          o CHECK BOX 2 if you want to tender a portion of the Shares attributable to your individual account. Specify the percentage (in whole numbers) of Shares that you want to tender for sale in accordance with the terms of this Offer. If this amount is less than 100%, you will be deemed to have instructed Fidelity NOT to tender the balance of the Shares attributable to your individual account under the Plan.

          o CHECK BOX 3 if you do not want the Shares attributable to your individual account tendered for sale in accordance with the terms of the Offer and simply want the Plan to continue holding such Shares.

     (2)  Date and sign the Direction Forms in the spaces provided.

     (3) Return the Direction Forms in the enclosed return envelope so that they are received by Fidelity at the address on the return envelope (P.O. Box 9123, Hingham, MA 02043) not later than 12:00 Midnight, Eastern time, on Friday, December 31, 1999, unless the Offer is extended. If you wish to return the forms by overnight mail, please send them to Fidelity's tabulation agent, Management Information Services, at 61 Accord Park Drive, Norwell, MA 02061. Please note that overnight mail and courier services may not deliver on December 31, 1999.


     Your direction will be deemed irrevocable unless withdrawn by 12:00 Midnight, Eastern time, on December 31, 1999, unless the Offer is extended. In order to make an effective withdrawal, you must submit new Direction Forms which may be obtained by calling Fidelity at 1-800-845-2363. Your new Direction Forms must include your name, address and Social Security number. Upon receipt of new, completed and signed Direction Forms, your previous directions will be deemed canceled. You may direct the re-tendering of any Shares attributable to your individual account by obtaining additional Direction Forms from Fidelity and repeating the previous instructions for directing tender as set forth in this letter.

            After the deadline above for returning the Direction Forms to Fidelity, Fidelity and its affiliates or agents will complete the tabulation of all directions and Fidelity, as trustee, will tender the appropriate number of Shares. Unless the Offer is terminated or amended in accordance with its terms, the Purchaser will then buy all outstanding Shares that were tendered.

EFFECT OF TENDER ON YOUR ACCOUNT

     Regardless of whether or not you choose to participate in the Offer, the Stock Funds' accounts of all Plan participants will be temporarily frozen, and will remain frozen until all tender offer processing has been completed. As of 4:00 p.m., Eastern Time, on Tuesday, December 28, 1999, you will NOT be able to make exchanges out of the Stock Funds until all tender offer processing has been completed. Further, all distributions, loans and withdrawals from balances in the Stock Funds in the Plan will be frozen after that time. However, balances in the Stock Funds will be utilized to calculate amounts eligible for distributions, loans and withdrawals throughout the freeze. Contributions to and exchanges from other investment options into the Stock Fund may continue throughout the tender offer and will be unaffected by the freeze. Fidelity will complete processing as soon as administratively possible. Fidelity anticipates that the processing will be completed five to seven business days after receipt of proceeds from the Purchaser.

     For any Shares in the Plan that are tendered and purchased by the Purchaser, the Purchaser will pay cash to the Plan. INDIVIDUAL PARTICIPANTS IN THE PLAN WILL NOT, HOWEVER, RECEIVE ANY CASH TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN.

     Fidelity will invest proceeds with respect to Shares credited to your individual account in the Fidelity Puritan Fund as soon as administratively possible after receipt of proceeds. You may call Fidelity at 1-800-845-2363 after the reinvestment is complete to learn the effect of the tender on your account or to exchange the proceeds of the sale of Shares from the Fidelity Puritan Fund into other investment options offered under the Plan.

     In the event that TJ International, Inc. common shares are delisted (cease to be traded), as described in Section 7 of the Offer, contributions, deposits and exchanges in to or out of the Stock Funds cannot be permitted. Future contributions, deposits and exchanges into the Stock Fund will be invested in the Fidelity Puritan Fund, pending participant or Named Fiduciary investment decisions.

SHARES OUTSIDE THE PLAN

     If you hold Shares directly, you will receive, under separate cover, tender offer materials directly from the Purchaser and the Company which can be used to tender such Shares directly to the Company. Those tender offer materials may not be used to direct Fidelity to tender or not tender the Shares attributable to your individual account under the Plan. The direction to tender or not tender Shares attributable to your individual account under the Plan may only be made in accordance with the procedures in this letter. Similarly, the enclosed Direction Forms may not be used to tender non-Plan Shares.

FURTHER INFORMATION

     If you require additional information concerning the procedure to tender Shares attributable to your individual account under the Plan, please contact Fidelity at 1-800-845-2363. If you have additional questions concerning the terms and conditions of the tender offer, you may call Georgeson Shareholder Communications Inc., the information agent for the Offer, at 1-800-223-2064.

                                Sincerely,

                                Fidelity Management Trust Company

       --- Please fold and detach card at perforation before mailing ---


                      TJ INTERNATIONAL, INC. TENDER OFFER
                            TRUSTEE DIRECTION FORM
            BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE
        ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS

In connection with the Offer to Purchase made by WTJ, Inc., a subsidiary of Weyerhaeuser Company, dated November 30, 1999, as it may be amended (the "Offer"), I hereby instruct Fidelity Management Trust Company ("Fidelity"), as trustee of the TJ International, Inc. Investment Plan (the "Plan"), to tender the shares of common stock of TJ International, Inc. (the "Common Shares") credited to my account under the Plan as of December 28, 1999, unless a later deadline is announced, as follows (check only one box and complete):


Box 1     [ ]    I direct Fidelity to tender ALL of the Common Shares credited to my account in the Plan in accordance with the terms of the Offer.

Box 2     [ ]    I direct Fidelity to tender ______ percent (insert a
                 percentage in whole numbers less than 100%) of the Common
                 Shares credited to my account in the Plan, in accordance with the terms of the Offer.

Box 3     [ ]    I direct Fidelity NOT to tender any of the Common Shares
                 credited to my account in the Plan in accordance with the terms of the Offer.


       --- Please fold and detach card at perforation before mailing ---


As of November 28, 1999, the number of Common Shares credited to your account in the Plan is shown to the right of your address.

PLEASE NOTE THAT IF YOU DO NOT SEND IN A PROPERLY COMPLETED, SIGNED FORM, OR IF IT IS NOT RECEIVED BY 12:00 MIDNIGHT EASTERN TIME AT P.O. BOX 9123, HINGHAM, MA 02043 ON DECEMBER 31, 1999, FIDELITY WILL NOT TENDER ANY OF THE COMMON SHARES CREDITED TO YOUR ACCOUNT IN THE PLAN, IN ACCORDANCE WITH THE OFFER, UNLESS OTHERWISE REQUIRED BY LAW.

Fidelity makes no recommendation to any Plan participant as to whether to tender or not. Your instructions to Fidelity will be kept confidential.

This Trustee Direction Form, if properly signed, completed and received by Fidelity in a timely manner will supersede any previous Trustee Direction Form.


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                                        Signature

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                                        Please Print Name

                                        ------------------------------
                                        Date

       --- Please fold and detach card at perforation before mailing ---


                      TJ INTERNATIONAL, INC. TENDER OFFER
                            TRUSTEE DIRECTION FORM
            BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE
        ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS

In connection with the Offer to Purchase made by WTJ, Inc., a subsidiary of Weyerhaeuser Company dated November 30, 1999, as it may be amended (the "Offer"), I hereby instruct Fidelity Management Trust Company ("Fidelity"), as trustee of the TJ International, Inc. Investment Plan (the "Plan"), to tender the shares of preferred stock of TJ International, Inc. (the "Preferred Shares") credited to my account under the Plan as of December 28, 1999, unless a later deadline is announced, as follows (check only one box and complete):


Box 1     [ ]    I direct Fidelity to tender ALL of the Preferred Shares
                 credited to my account in the Plan in accordance with the terms of the Offer.

Box 2     [ ]    I direct Fidelity to tender ______ percent (insert a
                 percentage in whole numbers less than 100%) of the Preferred
                 Shares credited to my account in the Plan, in accordance with the terms of the Offer.

Box 3     [ ]    I direct Fidelity NOT to tender any of the Preferred Shares credited to my account in the Plan in accordance with the terms of the Offer.


       --- Please fold and detach card at perforation before mailing ---


As of November 28, 1999, the number of Preferred Shares credited to your account in the Plan is shown to the right of your address.

PLEASE NOTE THAT IF YOU DO NOT SEND IN A PROPERLY COMPLETED, SIGNED FORM, OR IF IT IS NOT RECEIVED BY 12:00 MIDNIGHT EASTERN TIME AT P.O. BOX 9123, HINGHAM, MA 02043 ON DECEMBER 31, 1999, FIDELITY WILL NOT TENDER ANY OF THE PREFERRED SHARES CREDITED TO YOUR ACCOUNT IN THE PLAN, IN ACCORDANCE WITH THE OFFER, UNLESS OTHERWISE REQUIRED BY LAW.

Fidelity makes no recommendation to any Plan participant as to whether to tender or not. Your instructions to Fidelity will be kept confidential.

This Trustee Direction Form, if properly signed, completed and received by Fidelity in a timely manner will supersede any previous Trustee Direction Form.


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                                        Signature

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                                        Please Print Name

                                        ------------------------------
                                        Date